                                                             EXHIBIT 10(cxxiii)

                              INSTRUMENT OF MERGER

                 NACCO Industries, Inc. ("NACCO") and The North American Coal Corporation, its wholly owned subsidiary, ("North American Coal") hereby take the following actions, effective as of December 31, 1993, with respect to The NACCO Industries, Inc. Pension Plan for Salaried Employees ("Plan 006") and The North American Coal Corporation Salaried Employees Pension Plan ("Plan 005") (collectively, the "Plans" and individually, a "Plan"), each as amended through the date hereof, and the trusts related thereto (the "Trusts"). Words and phrases used herein with initial capital letters which are defined in the Plans are used herein as so defined.
                                       I.
                 Plan 006 shall be, and hereby is, merged into Plan 005 to form a single plan, within the meaning of Treasury Regulations issued under section 414(1) of the Code (the "Merged Plan"). The last plan year of Plan 006 shall end on December 31, 1993 and the first plan year of the Merged Plan shall commence on January 1, 1994.
                                      II.
                 The Trusts shall continue to be maintained pursuant to the instruments currently applicable thereto (the "Trust Agreements"), unless and until such instruments are amended or superseded in accordance with the terms
thereof.   Notwithstanding the foregoing, all of the assets of the Plans shall be available to pay benefits to all participants and beneficiaries under the Merged Plan, and each of the Trust Agreements shall be deemed to have been amended to the extent necessary to effectuate this sentence.
                                      III.





VOL402CL Doc: 60475.1

                 Each participant in the Merged Plan shall be entitled to receive benefits from the Merged Plan, if it were to terminate immediately after the merger, at least equal to the benefits that the participant would have been entitled to receive from the Plan in which he was a participant prior to the merger, if such Plan had then terminated. In furtherance of the foregoing sentence, if the sum of the assets of the Plans at the time of the merger is less than the sum of the present values of all accrued benefits under the Plans at that time, NACCO and North American Coal shall comply with the requirements of Treas. Reg. Section 1.414(1)-1(e)(2) in accordance with Treas. Reg. Section 1.414(1)- 1(i) or otherwise.
                                      IV.
                 The terms and conditions and all other provisions of the Merged Plan shall be those expressed in Plan 005, as amended by Amendment No. 2 thereto, which Amendment is attached hereto as Exhibit 1, with any changes therein as the officer executing such Amendment deems necessary or desirable.





VOL402CL Doc: 60475.1

                                              NACCO INDUSTRIES, INC.


Date 12/14/93   By /S/ Charles A. Bittenbender
     --------      ---------------------------
                    Title:



                                               THE NORTH AMERICAN COAL CORPORATION

Date 12/15/93   By /S/ Thomas A. Koza
     --------      ------------------
                   Title:






VOL402CL Doc: 60475.1